UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2007

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On Monday, November 5, 2007, Chief Judge Tena Campbell of the United States District Court, District of Utah, Central Division, in the case of ClearOne Communications, Inc. v. Andrew Chiang, et al., Civil No 2:07cv00037TC, issued an order establishing the amount for the bond to be posted by ClearOne in conjunction with the Court’s grant of ClearOne’s motion for a preliminary injunction.  This preliminary injunction order was issued by Chief Judge Tena Campbell on October 30, 2007 and is more fully described in the Form 8-K filed by the Company on November 1, 2007.  The bond was set in the amount of $907,909. In accordance with the order, the Company placed the bond with the clerk of the Court on November 6, 2007.

This litigation is subject to all of the risks and uncertainties of litigation and there can be no assurance as to the probable result of this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: November 7, 2007	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chairman, President and Chief Executive Officer